UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 12, 2010

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont	1-8222	03-0111290
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

77 Grove Street
Rutland, Vermont 05701
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (800) 649-2877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2010, Central Vermont Public Service Corporation (“CVPS”), Green Mountain Power Corporation (“GMP”), Vermont Public Power Supply Authority (“VPPSA”), Vermont Electric Cooperative, Inc. (“VEC”), Vermont Marble Power Division of Omya Industries Inc. (“Vermont Marble”), Town of Stowe Electric Department (“Stowe”), City of Burlington, Vermont Electric Department (“BED”), Washington Electric Cooperative, Inc. (“WEC”) and the thirteen municipal members of VPPSA (collectively, the “Buyers”) entered into an agreement for the purchase of shares of 218 MW to 225 MW of energy and environmental attributes from H.Q. Energy Services (U.S.) Inc. (“HQUS”) commencing on November 1, 2012 and continuing through 2038.

Buyers CVPS, GMP, VPPSA, VEC, Vermont Marble, BED, and Stowe are each “Vermont Buyers” under a long-term Power Purchase & Sale Agreement dated as of August 12, 2010 with HQUS (the “HQUS PPA” or “PPA”).  The remaining Buyers (the VPPSA municipal members and WEC) propose to purchase shares of energy and environmental attributes through sub-purchase agreements with VPPSA.  The rights and obligations of the Buyers under the PPA, including payment of the contract price and indemnification obligations, are several and not joint or joint and several. Therefore, CVPS shall have no responsibility for the obligations, financial or otherwise, of any other party to the PPA.  The parties have also entered in related agreements, including Collateral Agreements between each Buyer and HQUS, a Hydro-Québec Guaranty, an Allocation Agreement among the Buyers, and an Assignment and Assumption Agreement between CVPS and Vermont Marble.

The HQUS PPA will replace approximately 65% of the existing firm power and energy contract with Hydro-Quebec (the “VJO Contract”), which along with the contract for power from the Vermont Yankee Nuclear Power Station (the “VY Contract”) supply roughly two-thirds of Vermont’s current power needs.  The VJO Contract and the VY Contract are set to expire within the next several years.

The obligations of HQUS and each Buyer are contingent upon the receipt of certain governmental approvals. On August 17, 2010, the Buyers filed a petition with the Vermont Public Service Board (the “Board”) asking for Certificates of Public Good under Section 248 of Title 30, Vermont Statutes Annotated. The Buyers have requested the Board to schedule a prehearing conference for the Section 248 review process as expeditiously as possible.  In the event the PPA is terminated with respect to any Buyer as a result of such Buyer’s failure to receive governmental approvals, each of the other Buyers will have an option to purchase the additional energy.

Under the Agreement, subject to regulatory approval, the Company would be entitled to purchase an energy quantity of up to 85.4 MW from November 1, 2015 to October 31, 2016; 96.4 MW from November 1, 2016 to October 31, 2020; 98.4 MW from November 1, 2020 to October 31 2030; 112.1 MW from November 1, 2030 to October 31, 2035; and 26.7 MW from November 1, 2035 to October 31, 2038.  A copy of the HQUS PPA is attached hereto as Exhibit 10.1.

On August 12, 2010, CVPS issued a press release announcing the HQUS PPA.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.1
Power Purchase and Sale Agreement dated as of August 12, 2010 (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

99.1	Press Release dated August 12, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

Date: August 18, 2010	/s/ Dale A. Rocheleau
Dale A. Rocheleau
Senior Vice President, General Counsel and Corporate Secretary

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